Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of IIOT-OXYS, Inc. of our report dated April 17, 2018, relating to our audit of the December 31, 2017 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
August 6, 2018